Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2009 Financial Results

•	First-quarter net income of $367 million, or $2.80 per diluted share

•	First-quarter net revenue decline of 2.2%, to $1.2 billion

•	First-quarter gross dollar volume and purchase volume up 0.3%

Purchase, NY, May 1, 2009 – MasterCard Incorporated (NYSE:MA) today announced financial results for the first quarter 2009. The company reported net income of $367 million, or $2.80 per diluted share.

Net revenue for the first quarter of 2009 was $1.2 billion, a 2.2% decline versus the same period in 2008. The decline in net revenue growth was primarily due to the unfavorable impact of foreign currency exchange and higher rebates and incentives, partially offset by pricing, increased processed transactions and increases in other payment-related services. On a constant currency basis, net revenue increased 1.8% compared to the same period in 2008.

MasterCard’s gross dollar volume was up 0.3%, on a local currency basis, versus the first quarter of 2008, to $550 billion. Worldwide purchase volume during the quarter was also up 0.3% on a local currency basis versus the first quarter of 2008, to $411 billion. The number of processed transactions increased 5.8% compared to the same period in 2008, to 5.1 billion. As of March 31, 2009, the company’s financial-institution customers had issued 967 million MasterCard cards, an increase of 4.0% over the cards issued at March 31, 2008.

“As we navigate through these challenging economic times, we’ve taken important steps to better align our operations with the current environment,” said Robert W. Selander, MasterCard president and chief executive officer. “We've taken considerable cost-reduction actions allowing us to deliver a strong operating margin of 48.6%, while keeping focused to ensure MasterCard is well positioned for long-term growth.

“As we move forward,” Selander added, “we're maintaining a flexible and adaptable approach to ensure we continue to deliver value to our customers. Whether through the innovative products and solutions we offer, or our unmatched advisory and information services, we're making payments easier and more efficient for everyone involved.”

Total operating expenses decreased 10.8%, to $595 million, during the first quarter of 2009 compared to the same period in 2008. Currency fluctuations contributed 2.9 percentage points to the rate of decline. The decrease in total operating expenses was driven by:

•

A 3.0% decrease in general and administrative expenses, primarily resulting from continued initiatives to reduce travel expenses, professional fees and personnel costs, which included severance costs of $19 million in the quarter. Currency fluctuations representing approximately 2.6 percentage points contributed to the rate of decline; and

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MasterCard Incorporated – Page 2

•	A 35.4% decrease in advertising and marketing expenses versus the year-ago period related to cost containment initiatives, and a favorable foreign currency impact of 3.0 percentage points.

The operating margin was 48.6% for the first quarter of 2009, up 5.0 percentage points over the year-ago period.

Total other expense was $11 million in the first quarter of 2009 versus total other income of $173 million in the first quarter of 2008. The decrease was primarily due to gains realized in the first quarter of 2008 from the sale of a portion of the company’s investment in Redecard S.A. Interest expense versus the year-ago period increased $20 million, primarily due to the interest accretion associated with a litigation settlement that occurred in the second quarter of 2008.

MasterCard's effective tax rate was 33.2% in the first quarter of 2009, versus 35.1% in the comparable period in 2008. The decrease was primarily due to an adjustment of deferred taxes.

There were no special items for the first quarter of 2009. The special item for the first quarter of 2008 related to a $75 million pre-tax gain from the termination of a customer business agreement. The company's total other income, net income and earnings per share, excluding special items, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying GAAP Reconciliations.

First-Quarter 2009 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its first-quarter 2009 financial results.

The dial-in information for this call is 866-711-8198 (within the U.S.) and 617-597-5327 (outside the U.S.) and the passcode is 20007083. A replay of the call will be available for one week thereafter. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 64388164.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

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About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes approximately 21 billion transactions each year, and provides industry-leading analysis and consulting services to financial-institution customers and merchants. Powered by the MasterCard Worldwide Network and through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	The company’s ability to be well positioned for long-term growth; and

•	The company’s ability to continue making payments easier and more efficient for all involved through the offering of innovative products and solutions, and advisory and information services.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2008, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2008 and 2009, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
	(In thousands, except per share data)
Revenues, net	$1,156,102	$1,182,084
Operating Expenses
General and administrative	447,853	461,625
Advertising and marketing	115,969	179,588
Depreciation and amortization	30,987	25,264

Total operating expenses	594,809	666,477

Operating income	561,293	515,607
Other Income (Expense)
Investment income, net	17,401	114,770
Interest expense	(35,798)	(15,318)
Other income, net	6,982	73,522

Total other income (expense)	(11,415)	172,974

Income before income taxes	549,878	688,581
Income tax expense	182,668	241,703

Net income	367,210	446,878
Loss attributable to non-controlling interests	48	—

Net Income Attributable to MasterCard	$367,258	$446,878

Basic Earnings per Share	$2.81	$3.37

Basic Weighted Average Shares Outstanding	129,636	131,426

Diluted Earnings per Share	$2.80	$3.37

Diluted Weighted Average Shares Outstanding	129,975	131,764

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2009	December 31, 2008
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,678,192	$1,505,160
Investment securities, at fair value:
Available-for-sale	597,669	588,095
Municipal bonds held-to-maturity	—	154,000
Accounts receivable	533,654	639,482
Income taxes receivable	—	198,308
Settlement due from customers	554,624	513,191
Restricted security deposits held for customers	205,262	183,245
Prepaid expenses	206,572	213,612
Deferred income taxes	257,577	283,795
Other current assets	73,350	32,619

Total Current Assets	4,106,900	4,311,507
Property, plant and equipment, at cost (less accumulated depreciation of $289,634 and $278,269)	454,227	306,798
Deferred income taxes	553,338	567,567
Goodwill	281,277	297,993
Other intangible assets (less accumulated amortization of $376,759 and $377,570)	375,512	394,282
Investment securities available-for-sale, at fair value	191,240	191,760
Municipal bonds held-to-maturity	36,909	37,450
Prepaid expenses	316,381	302,095
Other assets	99,528	66,397

Total Assets	$6,415,312	$6,475,849

LIABILITIES AND EQUITY
Accounts payable	$262,622	$262,342
Settlement due to customers	530,842	532,237
Restricted security deposits held for customers	205,262	183,245
Obligations under litigation settlements	710,735	713,035
Accrued expenses	898,228	1,032,061
Short-term debt	—	149,380
Other current liabilities	143,615	118,151

Total Current Liabilities	2,751,304	2,990,451
Deferred income taxes	69,436	74,518
Obligations under litigation settlements	898,875	1,023,263
Long-term debt	18,407	19,387
Other liabilities	447,961	436,255

Total Liabilities	4,185,983	4,543,874
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 105,255,954 and 105,126,588 shares issued and 98,515,364 and 98,385,998 outstanding, respectively	10	10
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 30,848,778 issued and outstanding, respectively.	4	4
Class M common stock, $.0001 par value; authorized 1,000,000 shares, 1,765 and 1,728 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	3,320,352	3,304,604
Class A treasury stock, at cost, 6,740,590 shares, respectively	(1,250,000)	(1,250,000)
Retained earnings (accumulated deficit)	111,477	(236,100)
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	99,662	175,040
Defined benefit pension and other postretirement plans, net of tax	(42,166)	(43,207)
Investment securities available-for-sale, net of tax	(17,977)	(22,996)

Total accumulated other comprehensive income	39,519	108,837

Total Stockholders’ Equity	2,221,362	1,927,355
Non-controlling interests	7,967	4,620

Total Equity	2,229,329	1,931,975

Total Liabilities and Equity	$6,415,312	$6,475,849

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Operating Activities
Net income	$367,210	$446,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,987	25,264
Gain on sale of Redecard S.A. available-for-sale securities	—	(85,903)
Share based payments	14,596	11,051
Stock units settled in cash for taxes	(7,253)	(65,760)
Tax benefit for share based compensation	(7,962)	(40,661)
Impairment of assets	15,258	7,309
Accretion of imputed interest on litigation settlements	25,612	7,982
Deferred income taxes	40,311	(31,982)
Other	(2,318)	2,550
Changes in operating assets and liabilities:
Trading securities	—	2,561
Accounts receivable	101,517	16,369
Income taxes receivable	190,000	—
Settlement due from customers	(69,438)	(20,861)
Prepaid expenses, current	4,076	(28,280)
Other current assets	(65,817)	(12,122)
Prepaid expenses, non-current	(23,497)	1,679
Litigation settlement payments	(152,300)	—
Accounts payable	2,921	10,046
Settlement due to customers	31,557	(46,381)
Accrued expenses	(106,545)	(5,994)
Net change in other assets and liabilities	27,168	30,167

Net cash provided by operating activities	416,083	223,912

Investing Activities
Purchases of property, plant and equipment	(11,932)	(12,447)
Capitalized software	(15,962)	(19,279)
Purchases of investment securities available-for-sale	(15,334)	(385,048)
Proceeds from sales and maturities of investment securities, available-for-sale	12,707	640,920
Investment in affiliates	(17,789)	(2,624)
Acquisition of business, net of cash acquired	(2,913)	—
Other investing activities	1,693	514

Net cash provided by (used in) investing activities	(49,530)	222,036

Financing Activities
Dividends paid	(19,676)	(20,038)
Cash proceeds from exercise of stock options	431	1,671
Tax benefit for share based compensation	7,962	40,661
Purchase of treasury stock	—	(294,112)
Payment of debt	(149,380)	—
Redemption of non-controlling interest	(4,620)	—

Net cash used in financing activities	(165,283)	(271,818)

Effect of exchange rate changes on cash and cash equivalents	(28,238)	39,125

Net increase in cash and cash equivalents	173,032	213,255
Cash and cash equivalents — beginning of period	1,505,160	1,659,295

Cash and cash equivalents — end of period	$1,678,192	$1,872,550

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2009
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$103	2.4%	16.1%	$ 69	15.0%	932	$ 34	18.3%	248	226	248	8.8
Canada	19	-19.7%	-0.3%	17	1.9%	223	3	-12.0%	5	35	42	0.8
Europe	153	-16.1%	3.9%	114	4.2%	1,541	39	2.8%	257	180	195	8.4
Latin America	37	-16.0%	7.1%	20	10.4%	445	17	3.4%	137	95	116	2.9
United States	238	-8.0%	-8.0%	192	-7.1%	3,334	46	-11.5%	257	323	366	7.9
Worldwide	550	-9.7%	0.3%	411	0.3%	6,475	139	0.3%	904	861	967	28.8
MasterCard Credit and Charge Programs
United States	128	-17.2%	-17.2%	113	-13.9%	1,387	15	-36.0%	10	206	239
Worldwide less United States	241	-13.8%	4.6%	194	7.1%	2,665	47	-4.7%	236	439	495
Worldwide	369	-15.0%	-4.1%	307	-1.7%	4,052	61	-14.7%	246	645	734
MasterCard Debit Programs
United States	110	5.6%	5.6%	79	4.9%	1,946	32	7.4%	247	117	127
Worldwide less United States	71	-0.4%	19.7%	25	12.9%	477	46	23.7%	411	99	106
Worldwide	181	3.2%	10.7%	103	6.8%	2,423	78	16.5%	658	216	233
APMEA = Asia Pacific / Middle East / Africa

	For the 3 Months ended March 31, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans.(Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$100	28.2%	19.8%	$ 68	22.7%	798	$ 32	14.3%	192	197	215
Canada	24	31.6%	13.0%	20	13.1%	212	4	12.7%	5	31	37
Europe	182	30.3%	17.5%	136	17.9%	1,448	47	16.3%	247	169	182
Latin America	44	28.7%	20.8%	22	22.7%	416	21	18.8%	135	82	102
United States	259	8.9%	8.9%	206	10.3%	3,253	52	3.8%	253	336	394
Worldwide	609	19.9%	14.1%	453	15.0%	6,126	157	11.6%	832	815	930
MasterCard Credit and Charge Programs
United States	154	4.4%	4.4%	131	6.0%	1,490	23	-4.0%	15	228	278
Worldwide less United States	280	29.3%	17.8%	220	19.7%	2,467	59	11.2%	244	410	462
Worldwide	434	19.2%	12.7%	352	14.2%	3,956	82	6.5%	260	638	740
MasterCard Debit Programs
United States	104	16.4%	16.4%	75	18.7%	1,763	30	10.8%	238	108	116
Worldwide less United States	71	30.7%	20.0%	26	15.0%	407	45	23.0%	335	69	74
Worldwide	175	21.7%	17.8%	101	17.7%	2,170	75	17.9%	572	177	190

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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GAAP Reconciliations

($ in millions, except per share data)	Three Months Ended March 31, 2008
	Actual		Special Item	Non - GAAP
Other income (expense), net	$74		$75 (a)	$(1)
Total other income	173		75	98
Income before income taxes	689		75	614
Income taxes	242		26	216
Net Income	$447		$49	$398

Basic Net Income per Share	$3.37	(b)	$(0.36)	$3.01	(b)
Diluted Net Income per Share	$3.37	(b)	$(0.37)	$3.00	(b)

a - Gain from the termination of a customer business agreement

b - Amounts have been revised to conform with the adoption of FASB Staff Position EITF 03-06-1

Note that the figures in the preceding tables may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on May 1, 2009.

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